UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2024

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on November 12, 2024, at which meeting three proposals were placed before our shareholders: proposal one, to elect directors; proposal two, to ratify the appointment of Crowe LLP as our independent auditors for the fiscal year ending December 31, 2024; and proposal three, to adopt an advisory resolution approving our executive compensation.

Nine individuals were nominated for election to our board of directors at the meeting, constituting the entire board. Such individuals received votes as follows, and each of the following nine was elected:

	Votes for	Votes withheld	Broker Non-Votes
Charles E. Bradley, Jr.	16,496,820	150,890	1,470,031
Stephen H. Deckoff	16,012,823	634,887	1,470,031
Louis M. Grasso	16,598,598	49,112	1,470,031
William W. Grounds	14,792,609	1,855,101	1,470,031
Brian J. Rayhill	15,204,037	1,443,673	1,470,031
William B. Roberts	15,198,510	1,449,200	1,470,031
James E. Walker III	16,030,135	617,575	1,470,031
Gregory S. Washer	13,559,574	3,088,136	1,470,031
Daniel S. Wood	15,759,638	888,072	1,470,031

Proposals two and three were approved, on the following votes:

	Votes for	Votes against	Abstentions	Broker Non-Votes
Proposal Two	17,961,326	155,317	1,098	0
Proposal Three	15,390,289	1,255,221	2,200	1,470,031

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: November 18, 2024	By: /s/ DENESH BHARWANI
Denesh Bharwani Executive Vice President Signing on behalf of the registrant

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